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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


                          JUNE 3, 1996 (MAY 31, 1996)
                          ---------------------------
                Date of Report (Date of earliest event reported)


                                 RENT-WAY, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                           000-22026                       25-1407782
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(State or other jurisdiction           (Commission File Number)              (IRS Employer
      of corporation)                                                    Identification Number


3230 WEST LAKE ROAD, ERIE, PENNSYLVANIA                                16505
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(Address of principal executive offices)                              Zip Code


Registrant's telephone number, including area code:  (814) 836-0618
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RENT-WAY, INC.                                                          FORM 8-K
- --------------------------------------------------------------------------------
                                                                    JUNE 3, 1996

ITEM 5.  Other Events
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The registrant issued the following press release on June 3, 1996:

Erie, PA, June 3, 1996 -- Rent-Way, Inc. (NASDAQ-RWAY), the 8th largest rental-purchase chain, today announced that it has continued on the acquisition path and added stores in a new state, Virginia, to its chain. Prior to these acquisitions, the Company operated a chain of 82 rental-purchase stores located in Florida, Illinois, Indiana, Michigan, New Jersey, New York, Ohio and Pennsylvania.

The Company recently purchased the rental merchandise and contracts of 13 stores in New York, Pennsylvania, and Virginia, with combined annual revenues of approximately $3 million. Details of the transactions were not yet available.

"The addition of these stores fits perfectly with our acquisition strategy in a number of important ways," explained Mr. William Morgenstern, President of Rent-Way. "We choose to cluster stores in markets to obtain the maximum benefit from our advertising and promotional activities." Of the acquired stores in New York and Pennsylvania, several will be consolidated into existing Rent-Way stores. "Acquisition of the Virginia stores allows the Company to enter a new market that has excellent demographics and room for further expansion."

"These stores were undercapitalized. We believe through remodeling, and improving the merchandising and advertising, the stores have the potential for rapid growth. This is being accomplished without the addition of any personnel at the corporate headquarters," continued Mr. Morgenstern. Another consideration is how quickly the stores can be consolidated into operations. "We expect to have the new stores fully operational on the Rent-Way computer system within one month. This ability to quickly and efficiently integrate acquisitions is a distinct advantage for a company like ours that is constantly reviewing candidates for acquisition."

Of the acquired stores, it is expected that 10 will remain open and 3 will be consolidated into existing Rent-Way stores. The acquired stores have been operating under the names of Family Rentals, Inc. and Rent-America. "The Company continues to participate in active discussions for the acquisition of additional rental-purchase stores," Mr. Morgenstern said.

Rent-Way offers brand name household products, such as home entertainment equipment, furniture, and major appliances, on a week-to-week or month-to-month basis under full service rental-purchase agreements.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RENT-WAY, INC.
                                            --------------------------------
                                                      (Registrant)


Date      6/3/96                                   /s/ JEFFREY A. CONWAY
     -----------------                      ---------------------------------
                                                       (Signature)
                                                     JEFFREY A. CONWAY
                                                  CHIEF FINANCIAL OFFICER


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